UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: March 4, 2009
DOLE FOOD COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dole Drive
Westlake Village, California 91362
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (818) 879-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events
Item 8.01. Other Events
On March 4, 2009, Dole Food Company, Inc. issued a press release announcing that, as of 5:00 p.m., New York City time, on March 3, 2009, Dole executed a supplemental indenture effecting the proposed amendments to the indenture governing its 8 5/8% Senior Notes due 2009 (the “Notes”) and such amendments will become operative on the date that validly tendered Notes are accepted for purchase and payment by Dole. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9. Financial Statement and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

99.1	Press release announcing that, as of 5:00 p.m., New York City time, on March 3, 2009, Dole executed a supplemental indenture effecting the proposed amendments to the indenture governing its 8 5/8% Senior Notes due 2009 (the “Notes”) and such amendments will become operative on the date that validly tendered Notes are accepted for purchase and payment by Dole.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 4, 2009	Dole Food Company, Inc. Registrant
	By:	/s/ JOSEPH S. TESORIERO
Joseph S. Tesoriero
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1*	Press release announcing that, as of 5:00 p.m., New York City time, on March 3, 2009, Dole executed a supplemental indenture effecting the proposed amendments to the indenture governing its 8 5/8% Senior Notes due 2009 (the “Notes”) and such amendments will become operative on the date that validly tendered Notes are accepted for purchase and payment by Dole.

*	Filed herewith

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